Registration Number:  ________________

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FAMOUS UNCLE AL’S HOT DOGS & GRILLE, INC.

(Exact name of Small Business as specified in its charter)

DELAWARE	5812	20-2791397
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1206 Laskin Avenue, Suite 201 K

Virginia Beach, VA  23451

Telephone:  757-961-0866

(Address and telephone number of principle executive offices)

1206 Laskin Avenue, Suite 201 K

Virginia Beach, VA 23451

(Address of principal place of business or intended principal place of business)

Dean Valentino, President

Famous Uncle Al’s Hot Dogs & Grille, Inc.

1206 Laskin Avenue, Suite 201K

Viriginia Beach, VA 23451

(Name, address and telephone number of agent for service)

Copies to:

John Heskett

HESKETT & HESKETT

501 South Johnstone Avenue, Suite 501

Bartlesville, OK 74003

Telephone No: (918) 336-1773

Facsimile No: (918) 336-3152

(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [ X ]

If this Form is filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ _]

CALCULATION OF REGISTRATION FEE

Title of each	Dollar	Proposed maximum	Proposed maximum
class of securities	amount to be	Offering price	aggregate offering	Amount of
to be registered	Registered	per unit(1)	Price(2)(3)	registration fee

Common stock having a par	$3,583,876.00	$1.00	$3,583,876.00	$383.47
value of $0.001
per share

(1)

This price was arbitrarily determined by Famous Uncle Al’s Hot Dogs & Grille, Inc., and bears no relationship to assets, earnings, or any other valuation criteria.  No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or any, price.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(3)

Company will not receive any of the proceeds from the sale of common stock by the Selling Shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________________   ____, 2006.

PRELIMINARY PROSPECTUS

FAMOUS UNCLE AL’S HOT DOGS & GRILLE, INC.

3,583,876 SHARES

COMMON STOCK

The selling shareholders named in this Prospectus are offering 3,583,876 shares of our common stock through this Prospectus. Famous Uncle Al’s Hot Dogs & Grille, Inc. will not receive any proceeds from this offering. We have set an offering price for these securities of $1.00 per share.  Currently, our common stock is not trading on any public market or securities exchange.

The purchase of the securities offered through this Prospectus involves a high degree of risk. See section entitled “Risk Factors” on pages 8-18.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus Is: April ____, 2006.

TABLE OF CONTENTS

PAGE

SUMMARY INFORMATION	5
RISK FACTORS	6
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
SELLING SECURITY HOLDERS	14
PLAN OF DISTRIBUTION	16
LEGAL PROCEEDINGS	17
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
DESCRIPTION OF SECURITIES	19
INTEREST OF NAMED EXPERTS AND COUNSEL	21
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	21
ORGANIZATION WITHIN LAST FIVE YEARS	21
DESCRIPTION OF BUSINESS	22
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	24
DESCRIPTION OF PROPERTY	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	29
EXECUTIVE COMPENSATION	30
FINANCIAL STATEMENTS	32 thru 37
NOTES TO FINANCIAL STATEMENTS	38 thru 39
CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	42
INDEMNIFICATION OF DIRECTORS AND OFFICERS	40
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	40
RECENT SALES OF UNREGISTERED SECURITIES	40
EXHIBITS	45
UNDERTAKINGS	46
SIGNATURES	47

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. We are not making an offer to sell our common stock in any jurisdiction in which the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

Unless the context indicates otherwise, all references in this prospectus to “we,” “us,” and “our” refer to Famous Uncle Al’s Hot Dogs & Grille, Inc.

3.          Summary Information and Risk Factors

PROSPECTUS SUMMARY

The following is a summary of certain information contained in this Prospectus Summary. This summary is intended only for quick reference and is not intended to be complete. Therefore, this summary is qualified in its entirety by the detailed information found in the remainder of this Prospectus.

The Company

Famous Uncle Al’s Hot Dogs & Grille, Inc., was originally incorporated in the State of Delaware on March 4, 2005.  We are a development stage company.  We own the national and international right to license those fast service hot dog restaurants operating under the name of “Famous Uncle Al’s Hot Dogs” or “Famous Uncle Al’s Hot Dogs & Grille.” We currently have 11 franchised locations.  We currently maintain offices at 1206 Laskin Avenue, Suite 201K, Virginia Beach, Virginia 23451, and our phone number is 757-961-0866.  We have leased space at One Plaza West, 100 Mill Plain Road, Danbury, CT 06811, which will become our new headquarters, with a projected move-in date of April 15, 2006.  Our Internet website address is www.famoushotdogs.com.  Information on or accessed through our website is not part of this Prospectus.

The Offering

The Offering
Securities Being Offered	Up to 3,583,876 shares of our common stock.

Offering Price and	The offering price of the common stock
Alternative Plan of Distribution	is $1.00 per share. We intend to apply to the NASD Over-The-Counter
Bulletin Board to allow the trading of
our common stock upon our becoming
a reporting entity under the Securities
Exchange Act of 1934. If our common
stock becomes so traded and a market
for the stock develops, the actual price
of stock will be determined by
prevailing market prices at the time of
sale or by private transactions negotiated by the selling shareholders. The
Offering price would thus be determined
thus be determined by market factors
and the independent decisions of the
selling shareholders.

Minimum Number of Shares
to be sold in this Offering	None.

Securities Issued and
to be Issued	10,663,875 shares of our common
stock are issued and outstanding as of the date of this Prospectus. All of 3,583,876 shares of common stock to be sold under this Prospectus will be sold by
existing shareholders.

Use of Proceeds	We will not receive any proceeds from
the sale of the common stock by the
selling shareholders.

Risk Factors	Prospective Investors should carefully evaluate the following matters, including those under the heading “Risk Factors”.

The following summary financial data should be read in conjunction with Management’s Discussion and Analysis or Plan of Operation and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

Balance Sheet Data		December 31, 2005
	Cash	$ 102,375
	Prepaid Expenses	$ 23,000

	Total Current Assets	$ 125,375

	Liabilities	$ 70,663
	Total Current Stockholders’ Equity	$ 173,988

Statement of Loss and Deficit		December 31, 2005

	Revenue	0
	Net Loss for the Period from March 4, 2005 (inception) to December 31, 2005	$ 104,587

RISK FACTORS

THE COMMON SHARES OFFERED ARE HIGHLY SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating us and our business before purchasing any common shares.  Our actual results could differ materially from those anticipated as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus. Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to Famous Uncle Al’s Hot Dogs & Grille, Inc., and not the selling stockholders.

Risks Associated With The Offering:

Arbitrary Offering Price for Shares Bears No Relationship to Value or Possible Trading Price

The registration price of the Shares was arbitrarily determined by us. The registration price bears no relationship to our assets, earnings to date, book value, net worth or other recognized economic criteria for valuing Shares. In no event should the registration price be regarded as an indicator of any future market price of our securities.

No Prior Public Market; Volatility of Share Prices Likely

There is presently no public market for our shares of preferred or common stock.  There is no assurance that a trading market will develop or be sustained.  Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not development.  Management seeks to have our common stock trade on the over-the-counter market and quoted on the OTC Bulletin Board, but there is no guarantee that they will succeed.  The initial public trading price of our stock will be determined by market makers independent of us.

The Selling Shareholders Are Offering 3,583,876 Shares Of Our Common Stock Through This Prospectus And The Sale Of These Shares Could Cause The Price Of Our Common Stock To Decline.

Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this Prospectus represent approximately 33.6% of the common shares outstanding as of the date of this Prospectus.  There can be no assurance that a regular trading market will develop or that if developed will be sustained. An investor may be unable to liquidate his investment in the absence of a trading market.

Risks of Low-priced Stocks; Penny Stock Regulations

Until such time, if any, that the Company's securities are listed on the Nasdaq SmallCap(R) Market or a registered U.S. securities exchange, they will continue to be subject to Rule 15g-9 under the 1934 Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors.  For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's Common Stock and may affect the ability of purchasers in this Offering to sell any of the Common Stock acquired pursuant to this registration in the secondary market. The Commission's regulations define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  The penny stock restrictions will not apply to the Company's Common Stock if the Common Stock is listed on The Nasdaq SmallCap(R) Market and has certain price and volume information provided on a current and continuing basis, or meets certain minimum net tangible assets and other criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. If the Company's Common Stock continues to be subject to the rules on penny stocks, the market liquidity for the Common Stock could be severely adversely affected.

No Common Stock Dividends Anticipated

The Company has not declared or paid, and does not anticipate declaring or paying in the foreseeable future, any cash dividends. The Company's ability to pay dividends is dependent upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent factors, and is subject to the discretion of the Board of  Directors.  Further, no distribution may be made with respect to the Company's Common Stock unless all cumulative dividends with respect to any series of preferred stock having a dividend preference have been paid. Accordingly, there is no assurance that any dividends will ever be paid on the Company's Common Stock.  See "Description of Securities."

Shares Eligible for Future Sale

All of the presently issued and outstanding shares of Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act.  Rule 144 governs resales of such restricted securities for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer of its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act.  An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer.  Affiliates of the Company may include its directors, executive officers and persons directly or indirectly owning 10% or more of the outstanding Common Stock.  Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company.  Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company (the "Applicable Requirements").  Resales by the Company's affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of (i) one percent of the then outstanding shares, or (ii) the average weekly reported trading volume during the four calendar weeks preceding each such sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least one year would be entitled to sell such shares under Rule 144 without regard to the Applicable Requirements.  If a broad public market develops for the Company's Common Stock, the Company is unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of the Common Stock.

Risks Associated with the Company

Limited History of Business Operations

The Company has limited operating history, having originally commenced operations in October of 2002 under the name “Famous Uncle Al’s Hot Dogs, Inc.”, a Delaware corporation. The Company itself was incorporated as National Franchise Directors, Inc., in March of 2005, and, effective October 6, 2005, Famous Uncle Al’s Hot Dogs, Inc., assigned to us all its existing and future franchise rights. The Company’s first franchised location has only been in operation since May 2004.  Businesses that are starting up, or in their initial stages of development, present substantial business and financial risks and may suffer significant losses from which they cannot recover. We will face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets and implementing appropriate financial controls and internal operating policies and procedures. We will need to attract and retain a number of key employees and other service personnel.

Management of Growth

The Company has Regional Agreements that could result in the expansion of multiple stores nationwide.  The Company will be required to build a management infrastructure as it devotes significant managerial resources to manage this growth.  As a result of the increase in operating expenses caused by this expansion, operating results may be adversely affected if sales do not materialize, whether due to increased competition or otherwise.  The can be no assurance that the Company will be able to grow in future periods or sustain any rates of revenue growth and profitability.  As a result, the Company believes that period to period comparisons of its results of operation are not necessarily meaningful and should not be relied upon as an indication of future performance. The success of our planned expansion will be dependent upon numerous factors, many of which are beyond our control, including the following:

●	the hiring, training and retention of qualified marketing personnel; identification and availability of suitable restaurant sites or franchise locations;

●	negotiation of attractive lease terms, including significant tenant buildout allowances;

●	timely development of new restaurants, including the availability of construction materials and labor;

●	management of development, construction and pre-opening costs of new restaurants;

●	securing required governmental approvals and permits;

●	availability of adequate financing resources;

●	competition in our markets; and

●	general economic conditions.

We also face the risk that our existing systems and procedures, restaurant management systems, financial controls, and information systems will be inadequate to support our planned expansion. We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and these systems and controls. If we fail to continue to improve our information systems and financial controls or to manage other factors necessary for us to achieve our expansion objectives, our business, financial condition, operating results or cash flows could be materially adversely affected.

Additional Financing Requirements of the Company

At March 29, 2006, the Company had working capital of approximately $60,000.  The Company's operations have been financed to date through sales of its common stock through private placements, loans, sales of franchise territory agreements and royalties from franchisee sales.  The Company requires significant additional capital for the expansion of its franchising operations.  The Company believes that $60,000 will be sufficient to fund its operations until at least December 31, 2006.  However,  no assurance can be given that additional funds will not be required prior to the expiration of such period or that any funds which may be required will be available,  if at all, on acceptable terms. If additional funds are required, the inability of the Company to raise such funds will have an adverse effect upon its operations.  To the extent that additional funds are obtained by the sale of equity securities, the stockholders may sustain significant dilution.  If adequate capital is not available, the Company will have to reduce or eliminate its planned expansion activities, which could otherwise ultimately provide significant revenue to the Company.  Even if such additional financing is available on satisfactory terms, it, nonetheless, could entail significant additional dilution of the equity ownership of the Company to existing shareholders and the book value of their outstanding shares.

Competition

The fast food restaurant industry is highly competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer tastes, consumer concerns about the nutritional quality of quick-service food and increases in the number of, and particular locations of, competing restaurants.  Factors such as inflation, increases in food, labor and energy costs, the availability and cost of suitable sites, fluctuating interest and insurance rates, state and local regulations and licensing requirements and the availability of an adequate number of hourly paid employees can also adversely affect the fast food restaurant industry.  Multi-unit restaurant chains like the Company can also be substantially adversely affected by publicity resulting from food quality, illness, injury, or other health concerns.  Major chains, which have substantially greater financial resources and longer operating histories than the Company, dominate the fast food restaurant industry.  The Company competes primarily on the basis of location, food quality and price.  Changes in pricing or other marketing strategies by these competitors can have an adverse impact on the Company's sales, earnings and growth. There can be no assurance that the Company will be able to compete effectively against its competitors.  In addition, with respect to the sale of franchises, the Company competes with many franchisors of restaurants and other business concepts for qualified and financially capable franchisees.

Reliance on Third Party Owners for Royalty Income

We receive as royalty income a certain percentage of the earnings of the independent franchisees to who we have sold our franchises.  The specific characteristics of an individual franchise will have a direct and unpredictable impact on the royalty income we will receive from a particular franchise, which in turn will have a direct and unpredictable impact on our earnings.  There are many unique risks related to restaurant operations:

*          Costs are greater and profits are lower for new franchise locations

New franchise locations will typically take several months to reach budgeted operating levels due to problems commonly associated with new restaurants, including inability to hire sufficient staff and other factors. Although we have attempted to mitigate these factors by careful attention to training and staffing needs, there can be no assurance that the franchisees to whom we license will be successful in operating their new restaurants on a profitable basis. We entered several new markets in 2005, in which we have no prior market experience. These new markets and any future new markets are likely to require us to expend significant funds on marketing campaigns. These markets may also have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our new restaurants to be less successful than restaurants in our existing markets. Further, since over 90% of our restaurants have been open for less than two years, the earnings achieved to date by such restaurants may not be indicative of future operating results. Accordingly, there can be no assurance that the new restaurants will perform in accordance with management's expectations, or that we will not encounter unanticipated problems or liabilities in connection with the new locations.

*          Our franchise locations are subject to natural disasters and other problems.

Due to the coastal locations of many of our restaurants, and the significant concentration of our locations in Florida, many of the franchised stores are particularly susceptible to damage caused by hurricanes or other severe weather conditions. T here can be no assurance that if a severe hurricane or other natural disaster should affect the geographical area in which one of our franchised stores operates, we would be able to maintain our current level of profitability.

*          Franchised stores are dependent upon supply and quality of meat and other products.

The success of our restaurant concept depends upon frequent deliveries of fresh products. Shortages or interruptions in supply can occur and adversely affect the availability, quality and cost of these critical food products. Regional weather conditions may also adversely affect product supply and quality. We have historically utilized three main meat suppliers, but have not experienced significant difficulty in obtaining adequate supplies of fresh products on a timely basis; however, we can make no assurances that in the future inadequate supplies of meat products might not have a materially adverse affect on our franchised operations and profitability.  We do not have long-term supply agreements with any of our suppliers or manufacturers. Although we believe that alternative sources of materials and contract manufacturing services are available, the loss of one or more suppliers or manufacturers could have a material adverse effect on our results of operations until an alternative source is located and has commenced producing our products.

*          If our third party suppliers or manufacturers fail to timely deliver products of acceptable quality or comply with FDA manufacturing guidelines, or raise prices, our profits may be affected.

The use of third party suppliers and manufacturers and the resulting loss of direct control over production could result in our failure to receive timely delivery of products of acceptable quality. Any failure by third party suppliers or manufacturers to deliver products, or the delivery of defective products, may adversely affect our ability to deliver products to our customers in a timely manner and of an acceptable quality. If we fail to deliver products of acceptable quality in a timely manner, our customers may seek alternative sources for our products.

Our use of third party suppliers and manufacturers could also reduce our gross profits if the suppliers or manufacturers raise prices and we cannot find alternative, less costly sources or pass price increases on to customers.

Although we require that our third party suppliers and manufacturers comply with the U.S. Food and Drug Administration (the “FDA”) manufacturing guidelines, we cannot assure that these third parties will always act in accordance to these regulations. If the manufacturing facilities used by our third party suppliers or manufacturers did not meet those standards, the production of our products could be delayed until the necessary modifications are made to comply with those standards or alternate suppliers or manufacturers are located. Furthermore, the potential exists for circumstances to arise which would require us to seek out alternate suppliers or manufacturers who operate in compliance with the FDA’s requirements.

*          Franchised stores are subject to changes in food and other costs

Part of our franchise profitability depends on our ability to anticipate and react to changes in food and supply costs.  We believe we will be able to continue our current arrangement with our master distributor, or another distributor if necessary, however, any increase in distribution prices could cause our food and supply costs to increase. In addition, various factors beyond our control, including adverse weather conditions and governmental regulations, could cause our food and supply costs to increase. We cannot predict whether we will be able to anticipate and react to changing food and supply costs by adjusting our purchasing practices. A failure to do so could adversely affect our operating results and cash flows.

*          Franchise operations are affected by labor costs and availability

Our franchised stores will always be subject to impact by any increased labor costs associated with a tight labor market and mandatory wage increases across the country. The success of our franchised stores depends in part upon their ability to attract, motivate and retain a sufficient number of qualified employees, including restaurant managers, kitchen staff and servers, necessary to operate existing locations and to keep pace with our expansion schedule. Qualified individuals of the requisite caliber and number needed to fill these positions are in short supply in some areas. Although we are not aware of any significant problems in the ability of the franchise stores to recruit or retain employees, any future inability to recruit and retain sufficient individuals can have a material adverse impact on store operations and related royalties generated. Any significant increase in employee turnover rates in existing restaurants or difficulties attracting additional personnel for new locations could have a material adverse effect on our business, financial condition, operating results or cash flows. Additionally, competition for qualified employees could require our stores to pay higher wages to attract sufficient employees, which could result in higher labor costs.

*          Other costs of franchised operations could increase unpredictably

Our stores’ profitability is also adversely impacted by other cost increases, over which we have limited or no control, such as extremely high utility costs.  Utility costs are projected to be particularly high during the summer of 2006 and the winter of 2006-2007.  While it is possible to anticipate and mitigate any adverse effect on store profitability from increasing costs through, among other things, purchasing practices and menu price adjustments, there can be no assurance that such measures will be successful.

Certain stockholders have the ability to control the company and have other substantial rights, preferences and privileges.

At March 29, 2006, 4 individuals (the “Principal Stockholders) collectively owned 60.71% of our outstanding common stock. For information on the number of shares of common stock beneficially owned by each Principal Stockholder, see “Selling Security Holders” and “Security Ownership of Certain Beneficial Owners and Management.” There are no pre-emptive rights in connection with our common stock.  Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders, and directors will be elected by a plurality of the votes cast at meetings at which directors are to be  elected. As a result, the Principal Stockholders have the ability to elect all of our directors, control the outcome of all matters requiring stockholder approval and control our management and affairs.

Dependence on Key Personnel

The Company is dependent upon Paul Esposito, Chief Executive Officer, Dean Valentino, President, Secretary and Treasurer, as well as Richard Michael, a franchise consultant, with respect to its operations.  The Company has not entered into employment or consulting agreements with Messrs. Esposito, Valentino, or Michael, and has not obtained key men life insurance on their lives.  The Company's future success also depends on its ability to attract and retain other qualified personnel, for which competition is intense.  The loss of certain key employees or the Company's inability to attract and retain other qualified employees could have a material adverse effect on the Company's results of operations.

Since Our Franchise Licensing Rights Are Subject To A License Agreement, The Termination Of Or Failure To Renew Such License Agreement In The Future Can Cause Our Business Operations To Cease

Our entire business is based upon our right to franchise the Uncle Al’s Hot Dog restaurants, based on the assignment to us of a Franchise Licensing Rights Agreement dated November 12, 2002, as amended September 7, 2005.  That license agreement granted us a 75-year license to franchise the Famous Uncle Al’s Hot Dogs recipes and restaurant concept created by Alan Stein, the “original” Famous Uncle Al.  There are certain terms and conditions that must be met in order to keep that license in place. The license agreement imposes certain royalty payment and performance obligations on us. As of December 31, 2005, the Company has paid $750 in royalty payments under the terms of that license agreement. Termination of the license could occur if the Company failed to remedy any default by it under the agreement within thirty days after such a default. The termination of the license agreement in the future could cause us to discontinue use of the name “Famous Uncle Al’s Hot Dogs”.  The Agreement includes an option to purchase all of the Licensor’s rights and ownership..

We may not be able to comply in a timely manner with Section 404 of the Sarbanes-Oxley Act of 2002, which could harm our operating results.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning in our fiscal year 2007, to perform an evaluation of our internal control over financial reporting and have our independent registered public accounting firm test and evaluate the design and operating effectiveness of such internal controls and publicly attest to such evaluation. Although we believe our internal controls are operating effectively, we cannot guarantee that we will not have a material weakness as reported by our independent registered public accounting firm. If we fail to complete this evaluation in a timely manner, or if our independent registered public accounting firm cannot timely attest to our evaluation, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

Risks Associated with Forward-looking Statements

This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") although such forward-looking statements  included herein will not be subject to the safe harbors for such statements under such sections.  The Company's forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to the Company's planned expansion and future economic performance of the Company.  The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) the ability of the Company to obtain a meaningful degree of consumer acceptance for its restaurant concept, (ii) the ability of the Company to develop and implement a franchising program, (iii) the ability of the Company to develop brand-name recognition for its restaurant concept, and (iv) the ability of the Company to obtain and retain sufficient capital for its future operations.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties.  Such forward-looking statements are based on  assumptions  that the Company will meet its business objectives and that there will be no material adverse  change in the Company's operations or business or in governmental regulations affecting the Company or its suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control.  Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized.  In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in the Company's business and operations which could cause the Company's operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements.  Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements.  Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause the Company to alter its marketing, capital investment and other expenditures, which may also materially adversely affect the Company's results of operations.  In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved.  See "Management's Discussion and Analysis" and "Business."

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $1.00 per share price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board following the sale of the shares. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. In addition, however, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price, as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding, therefore there will be no dilution to our existing shareholders as a result of this offering.

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering all of the 3,583,876 shares of common stock offered through this Prospectus.  All of the selling shareholders, acquired their common stock pursuant to private placements exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

The following table provides, as of March 29, 2006, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered by each;

3.

the total number of shares that will be owned by each upon completion of the offering;

4.

the percentage owned by each upon completion of the offering; and

5.

the identity of the beneficial holder of any entity that owns the shares.

Name of Selling Shareholder	Shares of Common Stock owned prior to Offering	Percent of Common Stock Owned Prior to offering	Shares of Common Stock to be Sold+	Shares of Common Stock Owned After Offering+
Deborah Antonucci	10,000	*	10,000	0
Randi Arbitell	1,000	*	1,000	0
Rocco Arbitell	42,334.39%		25,667	16,667
Robert and Nan Beck	10,000	*	10,000	0
Peter Borelli	38,333.35%		21,667	16,666
Scott Bostic	250,000	2.34%	250,000	0
Richard Bragiel	12,500.11%		12,500	0
James Bragiel	5,000	*	5,000	0
Derrick Burrus	3,000	*	3,000	0
Kendrick Burt	2,000	*	2,000	0
Giovanni Campagna	2,500	*	2,500	0
Jason Caschetta	250	*	250	0
Vincent M.Caschetta	250	*	250	0
Vincent R. Caschetta	34,208.32%		17,542	16,666
Gary Celovsky	100,000.93%		100,000	0
Steve Cohen	5000	*	5000	0
Lisa Costantino	100,000.93%		100,000	0
Anthony Criscione	5,000	*	5,000	0
Sal DelRegnio	1,500	*	1,500	0
Daniel Dibuono	10,000	*	10,000	0
Michael Dimyon	20,000.18%		20,000	0
Michael Dominique	5,000	*	5,000	0
Dowdell Trust	5,000	*	5,000	0
Phil Draper	20,000.18%		20.000	0
EMF Enterprises	250,000	2.34%	250,00	0
William and Sue Evans	50,000.46%		50,000	0
Joseph Faberini	2,500	*	2,500	0
Carolyn Filancia	2,000	*	2,000	0
Christina Filancia	10,000	*	10,000	0
Joanne Filancia	2,000	*	2,000	0
Robert Filancia	225,000	2.11%	225,000	0
Rosemary Filancia (1)	2,000	*	2,000	0
Valerie Filancia	2,000	*	2,000	0
Robert Frazier	5,000	*	5,000	0
Charles Fremolaro(1)	10,000	*	10,000	0
Gene Fulcher	3,750	*	3,750	0
Robert Germony	25,000.23%		25,000	0
Steve Gibson	14,000.13%		14,000	0
Marianne Goletz	10,000	*	10,000	0
Grasso Family Trust	10,000	*	10,000	0
James and Patrice Horgan	17,500.16%		17,500	0
Patrice Horgan(2)	5,000	*	5,000	0
JDS Development	200,000	1.87%	200,000	0
William Jennings	3,000	*	3,000	0
Erik Jensen	25,000.23%		25,000	0
Barbara Johnston	250	*	250	0
Joshua and Laura Katz	20,000.18%		20,000	0
Laura Katz(3)	2,000	*	2,000	0
Alan Knopf	100,000.93%		100,000	0
Mary Jo Knox(4)	5,000	*	5,000	0
Susan Knox(4)	5,000	*	5,000	0
Garth Koellhofer	40,000.375%		40,000	0
Hugh Koellhoffer	100,000.93%		100,000	0
David Kuchinski	50,000.468%		50,000	0
Richard Lewis	20,000.18%		20,000	0
James Marsh	2,000	*	2,000	0
John Martin	25,000.23%		25,000	0
Marcia Martin	250,000	2.34%	250,000	0
Rachel Martin	100,000.93%		100,000	0
McCloud Family Group, Ltd	100,000.93%		100,000	0
Ronald McDonald	25,000.23%		25,000	0
Pierce McNally	1,000	*	1,000	0
Craig Melton	6,500	*	6,500	0
David Michael	25,000	*	25,000	0
Gary Miller	5,000	*	5,000	0
Ed Moon	5,500	*	5,500	0
Gary and Nancy Morin	3,000	*	3,000	0
John Mouganis	107,500	1.008%	107,500	0
Charles Newman	10,000	*	10,000	0
Lloyd Newman	25,000.23%		25,000	0
Kristina Nillson	220,000	2.06%	220,000	0
Michelle O’Neill	5,000	*	5,000	0
Leigh Overland	10,000	*	10,000	0
Terry Painter	5,000	*	5,000	0
Christopher Passodelis	10,000	*	10,000	0
Dan Patterson	1,250	*	1,250	0
RVP, LLC	21,500.20%		21,500	0
Joseph Saffi	20,000.18%		20,000	0
Christopher Swartz	50,000.468%		50,000	0
Michael and Teresa Shuck	5,000	*	5,000	0
Donald Shutts	125,000	.1.17%	125,000	0
Bernard Slutsky	530,000	4.97%	55,000	475,000
Donna E. Smith	2,000	*	2,000	0
Sportslink	10,000	*	10,000	0
Al Stein	110,000	1.05%	20,000	80,000
Michael Sundholm	1,250	*	1,250	0
Ken Tesconi	2,500	*	2,500	0
Jessica Totilla	125,000	1.17%	125,000	0
Trimon LLC	40,000.375%		40,000	0
Mona Lisa Valentino	150,000	1.46%	150,000	0
Ronald Viehweger	100,000.93%		100,000	0
Edward Vozella, Sr.	1,000	*	1,000	0
James Wilson	5,000	*	5,000	0
TOTAL			3,583,876

(1) Rosemary Filancia and Charles Fremolaro are married

(2)  Laura Katz is the wife of Joshua Katz and holds shares individually and jointly

(3) Patrice Horgan is the wife of Jame Horgan, and holds shares individually and jointly

(4) Mary Jo Knox and Susan Knox reside at the same address

*     Represents less than 1% of the issued and outstanding

+     Assumes that all of the shares of common stock offered in this Prospectus are sold and no other shares of common stock are sold or issued during the offering period.

None of the selling shareholders:

(1)     has had a material relationship with us other than as a shareholder at any time within the past three years, except Robert Germony, who supplies meats for us in certain markets, and with whom we have a supply contract;

(2)     has ever been one of our officers or directors; or

(3)     are broker-dealers or are affiliated with broker-dealers.

8

Plan Of Distribution

The shares may be sold or distributed from time to time by the selling shareholders, directly to one or more purchasers or through brokers or dealers who act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which my be changed.  The distribution of the shares may be effected in one or more of the following methods:

(1)     On such public markets or exchanges as the common stock may from time to time be trading;

(2)     In privately negotiated transactions;

(3)     Through the writing of options on the common stock;

(4)     In short sales or long; or

(5)     In any combination of these methods of distribution.

Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

(6)     The market price of our common stock prevailing at the time of sale;

(7)     A price related to such prevailing market price of our common stock; or

(8)     Such other price as the selling shareholders determine from time to time.

(9)     The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.  The estimated costs of the offering borne by the company for legal and accounting fees are $25,000.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(10)     Not engage in any stabilization activities in connection with our common stock;

(11)     Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

(12)     Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

9          Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service in Delaware is Harvard Business Services, Inc., 25 Greystone Manor, Lewes, Delaware 19958-9776, (302) 645-7400.

10         Directors, Executive Officers, Promoters and Control Persons

The following is information regarding our sole executive officer and our two directors and their ages as of March 29, 2006:

Director:

Name of Director:	Age

Dean Valentino	48

Executive Officer:

Name of Officer:	Age	Office

Paul Esposito	51	Chief Executive Officer

Dean Valentino	48	President, Treasurer and Secretary

Set forth below is a brief description of the background and business experience of our sole executive officer and our directors.

Dean Valentino:  Mr. Valentino has a B.S. Degree in Business and Marketing from Fairfield University.  He has worked in the field of marketing for over twenty years, much of which experience was in the retail food business.  Mr. Valentino has owned and operated a 200 seat restaurant for a two-year period, and he has also owned several franchises, including Taco Bell Express, Sylvan Learning Center, and Pak Mail.  Mr. Valentino has also owns two Exxon franchises, which he has owned since 1991 and 1994, respectively.  These Exxon franchises include car wash, service bay, and full-service deli, and combined annual sales exceed nine million dollars annually. Mr. Valentino has his Connecticut real estate license and broker’s license.

Paul Esposito:  Mr. Esposito has 17 years of experience as Vice President of Caiati-Drexel Heritage Furnishings, a regional furniture chain for which he had the position from 1978 to 1995. Mr. Esposito was also the founding President of Famous Food Group, Inc., which was originally founded as Toppers Brick Oven Pizza, Inc. in 1995.  Mr. Esposito has served as a marketing and administration consultant to a number of public companies in the food, furniture, and manufacturing industry.

Term of Office

Our Directors are appointed to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board or until they resign.

Significant Employees

We have 3 full time employees:  Dean Valentino, President, Paul Esposito, Chief Executive Officer, and Richard Michael, Director of Franchise Operations.

11         Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 29, 2006, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) named executive officers and (iv) officers and directors as a group. At this time, only four shareholders fall within these categories. The shareholders listed possess sole voting and investment power with respect to the shares shown.

	Name and Address of	Number of Shares of	Percentage of
Title of Class	Beneficial Owner	Common Stock	Common Stock (1)

Common Stock	Dean Valentino	1,200,000	11.25%
	Director, President,
	Secretary and Treasurer

	Paul Esposito	2,000,000	18.75%
	Chief Executive Officer Richard Michael	2,075,000	19.45%
	John Heskett	1,200,000	11.25%

Common Stock	All Officers and Directors	3,200,000	30%
	as a Group

(1)     The percent of class is based on 10,663,875 shares of common stock issued and outstanding as of March 29, 2006.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

12         Description of Securities

General

Our authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share, and 1,000,000 shares of preferred stock, with a par value of $0.001 per share. As of March 29, 2006, there were 10,663,875 shares of our common stock issued and outstanding that were held by ninety seven (97) stockholders of record.  Ninety three (93) of these shareholders are offering 3,583,876 shares of our common stock through this Prospectus. We have not issued any shares of preferred stock and there are no preferred stock shareholders of record.

Common Stock

The selling shareholders are offering our common stock under this Prospectus.  Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our Common Stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)     the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)     whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)     the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)     sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)     the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)     voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)     subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Delaware.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

13         Interest of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Heskett & Heskett, our independent legal counsel, has provided an opinion on the validity of our common stock.

Michael Cronin, independent certified public accountant, has audited our financial statements included in this Prospectus and registration statement to the extent and for the period set forth in their audit report.  Michael Cronin has presented their report with respect to our audited financial statements.  The report of Michael Cronin is included in reliance upon his authority as an expert in accounting and auditing.

14         Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation provide that, to the fullest extent permitted by the Delaware General Corporation, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Our articles of incorporation do not provide that we will indemnify an officer, director, or former officer or director. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

15         Organization Within Last Five Years

The Famous Uncle Al’s restaurant concept has been in operation since 1985 when the original “Uncle Al”, Al Stein, opened the first restaurant in Virginia Beach, VA. That restaurant continues to operate successfully under Al Stein’s management. Seven additional Famous Uncle Al’s Hot Dogs restaurants were opened by independent operators in the Virginia Beach area under various licensing agreements with Al Stein and continue to operate. One store is owned and operated by Mr. Stein’s son and one by a former employee.

The Company has depended to a significant extent on the format, layout, product line, procedures and general business model of those restaurants, in particular on the original restaurant that has been operating for approximately 20 years. The company has spent considerable resources and time in developing the restaurant franchise model based on the existing restaurants. Al Stein remains available for consultation and will serve on the Company’s board of advisors.

During the past 2 years the Company sold several regional Franchise Territories and has had 11 franchised restaurants opened. Five additional franchised restaurants are under contract and/or under construction.  Operating franchises are located in:

Deltona, FL

Daytona, FL

University Central Florida, Orlando FL

Cocoa Beach, FL

Winter Spring, FL

Pittsburg, PA

Atlanta, GA

Virginia Beach, VA

Franklin, VA

Las Vegas, NV

Melbourne, FL

Franchises under construction or contract:

Pittsburg, PA

Virginia Beach, VA

Naples, FL

Destin, FL

Danbury, CT

16         Description of Business

We were incorporated as National Franchise Directors, Inc., under the laws of the State of Delaware on March 4, 2005.  We were formed for the purpose of receiving future and existing restaurant franchising rights from Famous Uncle Al’s Hot Dogs, Inc., also a Delaware corporation.  Famous Uncle Al’s Hot Dogs, Inc., owned the exclusive worldwide right to franchise quick service restaurants operating under the “Famous Uncle Al’s Hot Dogs” name.  The Famous Uncle Al’s Hot Dogs restaurants serve hot dogs and other style sandwiches that use secret recipes and preparation techniques created by Al Stein, the original “Uncle Al”.  Al Stein stills owns and operates 1 restaurant in the Tidewater Beach, Virginia area, which restaurant operates under the Famous Uncle Al’s name, but is not affiliated with Famous Uncle Al’s Hot Dogs, Inc., or Famous Uncle Al’s Hot Dogs & Grille, Inc.  Al Stein and his related franchising corporation granted the exclusive national and international franchising license to Famous Uncle Al’s Hot Dogs in November 2002, and those rights were assigned to National Franchise Directors, Inc., on October 6, 2005.  National Franchise Directors changed its name to Famous Uncle Al’s Hot Dogs & Grille, Inc. on October 25, 2005.  Famous Uncle Al’s Hot Dogs, Inc., opened its first franchised restaurant in May 2004 in Deltona, Florida, and has subsequently opened ten (10) additional franchised stores.   We currently have five franchised restaurants under contract or construction, scheduled to open between April and July of 2006.

Principal Products:

Famous Uncle Al’s Hot Dogs restaurants offer premium quality hot dogs, sausages, hamburgers and soft drinks.  The hot dog products are private-labeled under the Famous Uncle Al’s label, and are an all-meat, natural casing hot dog, containing no preservatives or fillers.  The hot dogs are cooked on a flat grill to maximize flavor and texture, and the grill is in open view of the front window and customers.  A counter and tables are available to diners.  Stores are typically about 1200 square feet in size, and are well suited to strip center location.

Competitive Business Conditions:

The fast food restaurant industry is highly competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer tastes, consumer concerns about the nutritional quality of quick-service food and increases in the number of, and particular locations of, competing restaurants.  Factors such as inflation, increases in food, labor and energy costs, the availability and cost of suitable sites, fluctuating interest and insurance rates, state and local regulations and licensing requirements and the availability of an adequate number of hourly paid employees can also adversely affect the fast food restaurant industry.  Multi-unit restaurant chains like the Company can also be substantially adversely affected by publicity resulting from food quality, illness, injury, or other health concerns.  Major chains, which have substantially greater financial resources and longer operating histories than the Company, dominate the fast food restaurant industry.  The Company competes primarily on the basis of location, food quality and price.  Changes in pricing or other marketing strategies by these competitors can have an adverse impact on the Company's sales, earnings and growth. There can be no assurance that the Company will be able to compete effectively against its competitors.  In addition, with respect to the sale of franchises, the Company competes with many franchisors of restaurants and other business concepts for qualified and financially capable franchisees.

Sources/names of Raw Materials Suppliers:

The Company and its prospective franchisees purchase all of its fresh meats from three main suppliers.  Company has had no problems obtaining fresh meats or supplies, and Company believes that alternative suppliers are readily available.

Patent/Licenses:

The Company markets itself under its Famous Uncle Al’s Hot Dogs trademark.  The Company has received trademark and service mark protection of this name and related designs from the United States Patent and Trademark Office and considers these trademarks and service marks to be important to its business.  The Company received the right to this trademark by virtue of its application to the U.S. Patent and Trademark Office, and the approved assignment of it to us, dated August 16, 2005.  The continuing right to license under this assignment is considered essential by the Company.

Effect of Government Regulations:

The Company is subject to a variety of federal, state, and local laws affecting the conduct of its business.  Operating restaurants are subject to various sanitation, health, fire and safety standards and restaurants under, or proposed for construction, are subject to state and local building codes, zoning restrictions and alcoholic beverage regulations.  Difficulties in obtaining or failure to obtain required licenses or approvals could delay or prevent the development or opening of a new restaurant in a particular area. The Company is also subject to the Federal Fair Labor Standards Act, which governs minimum wages, overtime, working conditions and other matters, and the Americans with Disabilities Act, which became effective in January 1992. The Company believes that it is in compliance with such laws, and that the franchised restaurants have all applicable licenses as required by governmental authorities.

The Company is subject to regulations of the Federal Trade Commission (the "FTC") and various states relating to disclosure and other requirements in the sale of franchises and franchise operations.  The FTC's regulations require the Company to timely furnish prospective franchisees a franchise offering circular containing prescribed information.  Certain state laws also require registration of the franchise offering with state authorities.  Other states regulate the franchise relationship, particularly concerning termination and renewal of the franchise agreement.  The Company believes that it is in compliance with the applicable franchise disclosure and registration regulations of the FTC and the various states that it operates in.

While the Company intends to comply with all federal, state and foreign laws and regulations, there can be no assurance that it will continue to meet the requirements of such laws and regulations, which, in turn, could result in a withdrawal of approval to franchise in one or more jurisdictions.  Any such loss of approval may have a material adverse effect upon the Company's ability to successfully market its franchises.  Violations of franchising laws and/or state laws and regulations regulating substantive aspects of doing business in a particular state could subject the Company and its affiliates to rescission offers, monetary damages, penalties, and/or injunctive proceedings.  The state laws and regulations concerning termination and non-renewal of franchisees are not expected to have a material impact on the Company's operations. In addition, under court decisions in certain states, absolute vicarious liability may be imposed upon franchisors based upon claims, there can be no assurance that existing or future franchise regulations will not have any adverse effect on the Company's ability to expand its franchise program.

Research and Development in last 2 years:

No direct costs have been incurred for research and development in the last 2 years, although management has spent time developing the business model, attending trade shows in the food services industry, and compiling demographic data related to potential franchises.

Cost of Compliance with Environmental Laws:

None.

Employees:

Total number of employees:   3

Total number of full-time employees:  3

Subsidiaries

There are no subsidiaries of Company.

Reports to Security Holders:

At this time, we are not required to provide annual reports to security holders.

17         Management’s Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operations for the next 12 months –

The Company intends to accelerate the business development model utilized by the predecessor company. The Company’s primary short and long term purpose is to continue to cause “Famous Uncle Al’s Hot Dogs & Grille” franchised restaurants to be opened.

The Company utilizes an industry standard structure of selling, or assigning, defined geographic territories to developers, AKA Regional Franchisee or Territory Director. The assigned developers are required to sell a prescribed number of franchise contracts. Developers work in cooperation with the Company to attract prospective franchisees through various forms of advertising and marketing methods.

Developers may meet with prospects individually or in formal group presentations. Part of the selling process may include visits to existing units, discussions with existing franchise owners and contact with Company management.

The Company will accelerate this process by investing in additional advertising, generating new sales and marketing materials, developing new marketing methods and other means. The Company intends to continue to recruit additional developers and franchise owners into the foreseeable future.

During the next 12 months the Company will implement a plan to enhance the Company’s position within the industry and with the public. Working with a qualified foodservice specialty marketing and advertising agency the Company will focus on improving brand recognition targeting both consumers and the foodservice industry.

Besides continuing its sales efforts through its network of developers the Company will also target Franchise and restaurant investor groups. These groups typically purchase and operate multiple unit franchise operations that meet particular criteria. The Company will identify and approach those groups for whom Famous Uncle Al’s Hot Dogs & Grille would be a suitable multiple unit investment.

Cash requirements of Company

The Company operates on a low fixed overhead. Cash requirements can be satisfied by maintaining the Company’s modest growth pattern. Additional funds will be required to implement an aggressive accelerated growth plan.

Plans for additional funds

Additional funds will be required to implement accelerated growth plans.

Product development or research planned during next 12 months

The Company will continue to refine its in-store operating systems, menu offerings, location strategy and local consumer targeted marketing tactics.

The Company will continue to refine its administrative systems including information technology, installing a system wide remote polling and automatic ACH royalty collection system.

Upcoming purchases or sale of plant or equipment

The Company has no plans for any significant plant or equipment purchases.

Expected changes in number  of employees

The Company expects to employ or contract for additional field support and inside administrative support personnel as needed to support its growth. The Company does not expect a significant change in the next 12 months.

Results of Operations

The Company’s primary sources of revenue are fees collected from the sale of Regional Territories to developers, fees from the sale of individual franchises and continuing royalties from individual franchised stores.

Geographic territories are sold to developers at a cost of approximately $ 40,000 to $60,000. Developers are authorized to sell individual franchises within the territory. The territories are based on population density, local economic conditions, availability of suitable retail sites, demographics and to some extent the ability of the developer. Each territory contract requires the developer to fulfill an annual quota of sold franchises. Developers receive a portion of the individual franchise fee and a portion of the continuing royalties from each unit. The company has determined that there are at least 100 territories in the US that can be considered for sale to developers.

Franchises are sold on an individual basis to franchisees within the Regional territories. The franchise fee is $ 17,500. The selling developer receives $ 10,000 from each franchise sold. Based on information regarding other US franchise systems the Company believes that there is as many as 5000 suitable retail locations in the US.

Financial condition, changes in financial condition, and results of operations for last two fiscal years.

Activities of the Company for the last two fiscal years and prior years have been primarily start up and development related. The Company expended significant resources in the development and refinement of the Company’s franchise product, a turn key restaurant franchise based on a proprietary menu and operation system. The Company created and refined its menu offerings, store design and theme, food preparation methods and equipment and product sourcing. The Company compiled the information into related operations manuals and other informational packages.

A conforming Uniform Franchise Offering Document was completed to comply with Federal Trade Commission requirements as well as some individual State requirements.

Those activities were funded through investments and sales revenue generated by the sale of regional territories and individual franchise sales.

Past and future financial condition and results

The Company believes that the most significant start up and development costs associated with the primary business of the Company have been expended. The Company will continue to refine all aspects of its operations but does not require any further significant investment in developing the basic aspects of the Company’s primary offerings, franchise or retail.

With the start up and development stages completed, management has now turned its full attention to aggressively marketing its franchise offerings.

Key variables and qualitative/quantitative factors necessary to understand/evaluate business

The business requires a multi tiered administrative and sales structure to support an exponential growth pattern. The Company utilizes regional developers to extend the Company’s sales and field administration capacity. Developers are independent contractors that are responsible for the sale of franchised restaurants in their territory and for continuing monitoring and enforcement of the Company’s requirements for restaurant operations. The Company believes that this structure provides the most cost effective means to provide field management and a national sales force.

The Company’s ability to attract suitable Regional developers and the ability of the individual developer are important factors to the growth of the Company.

The Company’s long term success is dependent on the royalty stream generated by individual franchised units. Royalty fees are 7% of each units volume, collected weekly. Out of that stream the developer is paid 2% of the volume on units within that territory, netting the Company a 5% royalty stream. This net revenue is unencumbered by any further commissions or direct expenses. The royalty is based on the gross retail sales generated by each franchised unit and is not discounted or adjusted. The actual profitability of the franchised unit, revenue less expense, is not a direct factor in determining the revenue to, or profitability of, the Company.

The Company will focus on increasing the royalty stream by adding additional franchised units to the system and increasing same store sales. Although individual profitability of each unit does not directly impact the Company’s revenues or profits it is imperative that the Company assure the profitability of the individual units. Units closed because of lack of profitability for the franchisee will result in reduced revenue for the Company. Reduced sales volume in a unit will result in reduced royalty revenue to the Company. Vital to attracting franchisees is the reasonable expectation of profitability to be derived from a franchised restaurant. Franchisees will purchase a franchise only if they believe it has a good chance of profitability. Those profit expectations can most accurately be extrapolated from information derived from existing units. Negative profitability reports from existing units can dramatically impact the ability of the Company to continue to attract Franchisees.

The Company is dependent on the sale, and continuing operation of, individual franchised restaurants. The Company will continue to streamline restaurant operations, adjust menu offerings, source products, and arrange product discounts for the benefit of the individual units.

Local, regional and national consumer targeted advertising programs will be implemented to impact restaurant retail sales.

Known trends or factors reasonably likely to have a material impact on short or long term liquidity

The Company does not foresee any known trends or uncertainties within the foodservice industry that might have a material impact on the business or liquidity. The Company does not anticipate any event that would require the Company to strain its resources. The Company’s fixed overhead and expenses are limited. Variable expenses are directly related to the level and intensity of the Company’s sales and marketing efforts. These expenditures are controllable and generally produce a short term return at least equal to the expenditure.

Liquidity and Capital Resources

The Company is dependent on continuing sales of Regional and individual Franchises for liquidity.   At March 29, 2006, the Company had working capital of  approximately $60,000.  The Company's operations have been financed to date through sales of its common stock through private placements, loans, sales of franchise territory agreements and royalties from franchisee sales.  The Company requires significant  additional  capital  for  the  expansion  of  its franchising operations.  The Company believes  that $60,000 will be sufficient to fund its operations  until at least December 31, 2006.

Material commitments for capital expenditures and source of such funds

The Company does not anticipate any significant capital expenditure.

Known trends or factors reasonably expected to have material impact on net  sales or revenue or income from continuing operations

The prevailing trend in the quick serve foodservice industry is towards the limited service casual dining experience. This trend is in line with the Company’s Famous Uncle Al’s Hot Dogs & Grille concept. The Company’s restaurants offer limited table service with quick service at moderate prices. Knowledge of this industry trend is more likely to impact investment decisions by franchise investment groups and franchise financing companies than that of individual franchisees. Although an important beneficial trend for the Company, management does not expect any specific quantifiable impact.

The Company’s business is not subject to any particular events other than general economic conditions. Being a moderately priced dining establishment the Company believes that even a severe economic downturn would not significantly impact retail sales in existing locations. A severe economic downturn could effect the ability to attract new franchisees.

The Company’s core retail product is hot dogs. An interruption in the supply of hot dogs would have a major material impact on retail operations. A dramatic price increase for the product would also impact retail sales and/or the profitability of individual franchises.

The Company uses private label Famous Uncle Al’s hot dogs packed exclusively for the Company. A disruption in supply from the packer would be temporarily disruptive, however equivalent quality product can be obtained from other sources.

The Company’s hot dog product contains beef and pork. A general interruption in the supply of either of those commodities would be detrimental.

Significant elements of income or loss not arising from continuing operations

In previous years significant expenditures were for development and start up costs. Going forward the Company does not anticipate any significant element of income or loss not related to continuing operations.

Causes for any material changes from period to period in one or more line items of  financial statements

Material changes in line items would be most substantially increases in income from Regional franchise and franchise fees. Expense items would most likely be advertising costs.

Seasonal aspects of business having a material effect on financial condition or results of operation

Individual restaurants are subject to local seasonal effects. However the Company expects that operating units will be in various areas of the US and that their individual operating fluctuations will be balanced and have limited impact on the Company’s seasonal revenue.

Material commitments of Regional Franchise operators

There are several Regional Franchise operators.  Each Regional Franchise operator is committed by contract to sell a minimum number of individual franchises within a designated geographic area. Each regional Franchise operator is responsible for advertising and promotional activities within their assigned territory to attract franchise prospects. Each regional Franchise operator is responsible for supervising the opening process for each unit, assisting the franchisee with site selection, lease negotiations, contractor and build out coordination, equipment installation and local marketing. Regional Franchise operators are trained to comply with FTC and State Franchising regulations.

18         DESCRIPTION OF PROPERTY

The Company currently has offices at 1206 Laskin Road, Suite  201K, in Virginia Beach, Virginia.  As of approximately April 15, 2006, the Company headquarters will be located at 100 Mill Plain Road, Danbury, CT 06811. The Danbury, CT, office is 900 sq feet, and is located in a modern office complex. The building provides flexible expansion options.

Operating franchises are located in:

Winter Springs, FL

Winter Springs Town Center

1188 Cliffrose Dr

Winter Springs, FL 32708

Orlando, FL

University Of Central Florida

UCF Student Union Building

University of Central Florida

Orlando, FL 32826

Melbourne,FL

1309 S. Babcock St.

Melbourne, FL

Cocoa Beach, FL

5675 Atlantic Ave. (US Route A1A)

Cocoa Beach, FL

Daytona Beach Shores, FL

2136-D S. Atlantic Ave.

Daytona Beach Shores, FL 32118

Woodstock, GA

Weatherstone Shopping Center

Woodstock, GA

Deltona, FL

1235-P Providence Blvd.

Deltona, FL

Franklin, VA

1382 Armory Dr.

Franklin, VA 23851

Virginia Beach, VA

1581 General Booth Blvd # 111

Virginia Beach, VA 23454

Pittsburgh, PA

322 Curry Hollow Rd.

Pleasant Hills, PA 15236

Las Vegas, NV

Rainbow South Plaza

7835 S Rainbow Blvd

Suite #22

Las Vegas, NV 89139

Franchises under construction or contract:

Pittsburg, PA

Virginia Beach, VA

Naples, FL

Destin, FL

Danbury, CT

19         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

By Settlement Agreement dated October 6, 2005, Company executed two promissory notes for $150,000 each, one of which was to Paul Esposito, our Chief Executive Officer.  On November 30, 2005, Dean Valentino, our President, Secretary, Treasurer and Sole Director, made a loan of $100,000 to the Company.  The terms of the loan provide for a balloon payment of the principal due five years from the date of execution, plus a one-time payment of $60,051 interest.  Except for the foregoing, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

1.     Any of our directors or officers;

2.     Any person proposed as a nominee for election as a director;

3.     Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

4.     Any of our promoters;

5.     Any relative or spouse of any of the foregoing persons who has the same house as such person.

20         Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this Prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had ninety seven (97) registered shareholders.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)     We would not be able to pay our debts as they become due in the usual course of business; or

(2)     Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

21         Executive Compensation

SUMMARY COMPENSATION TABLE
Annual Compensation
Name and	Fiscal	Annual	Restricted Stock
Principal Position	Year	Bonus	Compensation

Dean Valentino	2005	0	0

	2006*	0	0

Paul Esposito	2004	0	0
	2005	0	0
	2006	0	0

Long Term Compensation

	Securities
Name and	Underlying	Options	All Other
Principal Position	Awards	No. of Shares	Compensation

	0	0	0
	0	0	0

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us through and including the date of this prospectus, which is April __, 2006. We have not yet formalized a compensation package.

Stock Option Grants

We have also not granted any stock options since our inception on March 4, 2005, including any directors, officers or employees.

22         Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Michael F. Cronin

Certified Public Accountant

687 Lee Road

Rochester, NY 14606

Board of Directors and Shareholders

Famous Uncle Al’s Hot Dogs & Grille, Inc.

Danbury, Connecticut

I have audited the accompanying balance sheet of Famous Uncle Al’s Hot Dogs & Grille, Inc. (a development stage company) as of December 31, 2005 and the related statements of operations, stockholders’ equity and cash flows from March 4, 2005 (inception) to December 31, 2005. The financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards established by the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Famous Uncle Al’s Hot Dogs & Grille, Inc.  as of December 31, 2005 and the results of its operations, its cash flows and changes in stockholders’ equity for the period then ended in conformity with accounting principles generally accepted in the United States.

March 30, 2006

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTIN FIRM

Famous Uncle Al's Hot Dogs & Grille, Inc.
(A Development Stage Company)
Balance Sheet
December 31,

2005

Assets

Current Assets
Cash	$102,375
Prepaid expenses	23,000
Total current assets	125,375

Other:
Licensing & development master agreement	515,375
Repurchased development territories	39,791
Security deposits	5,200
Total Assets	$685,741

Liabilities & Equity

Current Liabilities:
Trade accounts payable	$0
Accrued expenses	10,113
Additional settlement shares to be issued	10,550
Current portion of long term debt	50,000
Total current liabilities	70,663

Long-term debt:
Related party	400,000
Other	41,090

Equity:
Common stock-70,000,000 authorized $0.001 par value
10,418,250 issued & outstanding	10,418
Additional paid in capital	268,157
Deficit Accumulated During Development Stage	(104,587)
Total Equity	173,988

Total Liabilities & Equity	$685,741
See Summary of Significant Accounting Policies and Notes to Financial Statements

Famous Uncle Al's Hot Dogs, Inc.
(A Development Stage Company)
Statement of Operations
March 4, 2005 (inception) to December 31, 2005

Franchising revenue	$0

Costs & Expenses:
Franchise sales	0
General & administrative	94,474
Interest	10,113
Total Costs & Expenses	104,587

Income before income taxes	(104,587)

Income taxes	0
Net Income	($104,587)
Retained earnings-beginning	0
Retained earnings-ending	($104,587)

See Summary of Significant Accounting Policies and Notes to Financial Statements

Famous Uncle Al's Hot Dogs & Grille, Inc.
(A Development Stage Company)
Statement of Cash Flows
March 4, 2005 (inception) to December 31, 2005

Cash flows from operating activities:
Net income	($104,587)
Adjustments required to reconcile net income
to cash used in operating activities:
(Increase) decrease in prepaid expenses	(23,000)
Increase (decrease) in accounts payable & accrued expenses	10,113
Cash flows used by operating activities:	(117,474)

Cash flows from investing activities:
Security deposits	(5,200)
Cash used in investing activities	(5,200)

Cash flows from financing activities:
Proceeds from issuance of common stock	128,750
Payments made on notes payable	(3,701)
Loans from related parties	100,000
Cash generated by financing activities	225,049

Change in cash	102,375
Cash-beginning of period	0
Cash-end of period	$102,375
See Summary of Significant Accounting Policies and Notes to Financial Statements

Significant non-cash transactions are as follows:
Notes issued to acquire licensing rights	$149,825
Related party notes issued to acquire licensing rights	300,000

Famous Uncle Al's Hot Dogs & Grille, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity

	Common			Deficit
	Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated During Development Stage
Balance at December 31, 2004	0	$0	$0	$0
Shares issued to founders	8,750,000	8,750	0
Settlement agreement & development rights	1,498,250	1,498	148,327
Shares issued for cash	170,000	170	119,830
Net Loss				(104,587)
Balance at December 31, 2005	10,418,250	$10,418	$268,157	($104,587)
See Summary of Significant Accounting Policies and Notes to Financial Statements

Famous Uncle Al’s Hot Dogs & Grille, Inc.

(A Development Stage Company)

Summary of Significant Accounting Policies

December 31, 2005

Basis of Presentation: The financial statements have been presented in a “development stage” format. Since inception, our primary activities have been raising of capital, obtaining financing and of developing our sales infrastructure and organizing the corporate structure. We have commenced limited revenue producing activities in order to fully develop our systems and procedures.

Background: We were incorporated as National Franchise Directors, Inc., under the laws of the State of Delaware on March 4, 2005 and on October 25, 2005 changed our name to Famous Uncle Al’s Hot Dogs & Grille, Inc. (Uncle Al). We were formed for the purpose of obtaining all existing and future restaurant franchising rights from Famous Uncle Al’s Hot Dogs, Inc. We acquired those rights on October 6, 2005.  Famous Uncle Al’s Hot Dogs, Inc., owned the exclusive worldwide right to franchise fast casual service restaurants operating under the “Famous Uncle Al’s Hot Dogs” name. Our restaurants serve hot dogs, bratwurst, sausage and other heated sandwiches that use secret recipes and preparation techniques created by Al Stein, the original “Uncle Al”.

As of December 31, 2005, we had thirteen franchised stores and have three franchised restaurants under construction, scheduled to open by the end of March 2006.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Financial Instruments: Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable, accrued expenses, and long and short-term borrowings. The fair value of these instruments approximates their recorded value. The Company does not have financial instruments with off-balance sheet risk. The fair value estimates were based on market information available to management as of December 31, 2005.

Financial instruments that potentially subject us to concentrations of market/credit risk consist principally of cash and cash equivalents and trade accounts receivable. We place cash and cash equivalents with high credit quality financial institutions, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

A concentration of credit risk may exist with respect to trade receivables. We perform ongoing credit evaluations of franchisees and generally do not require collateral. We review trade accounts receivable on a regular basis to determine if any such amounts may be potentially uncollectible. In reviewing the adequacy of the valuation allowances for accounts and notes receivable, we consider factors such as historical collection experience, the estimated value of personal guarantees and real property collateral, the debtor’s sales and operating trends, including potential for improvement in operations, and general and local economic conditions that may affect the debtor’s ability to pay. We include any balances that are determined to be uncollectible, along with a general reserve, in the overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on management’s best estimate, we believe the allowance for doubtful accounts is adequate as presented. Historically, the Company has not experienced significant losses related to receivables from individual franchisees or groups of franchisees in any particular geographic area.

Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight line balance method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets: We review the recoverability of long-lived assets, including equipment and intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The Company’s primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

We amortize the costs of other intangibles (excluding goodwill) over their contractual life or estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values.  Intangible assets with indefinite lives, such as goodwill, are tested for impairment, at least annually, and written down to fair value as required.

Revenue Recognition: Royalties and franchise fees are paid to us based on individual franchise agreements. Royalties are based on franchisees’ restaurant sales, as defined in the franchise agreement, and are recognized as revenue in the period of the related sales. Franchise fees are recognized as revenue when we have performed substantially all services, typically at restaurant opening. Franchise fees collected but not yet earned are included in unearned income.

Advertising Costs: Franchisees may be required to pay a percentage of monthly sales to the Famous Al’s Advertising Fund (the “Fund”) for collective advertising and marketing programs. The revenues and expenses of the Fund are accounted for separately and are not treated as revenue or expenses of the Company. The Company incurs franchise development related advertising costs and expenses those costs as incurred. Advertising expense was immaterial for the years ended December 31, 2005.

Risk and Uncertainties: The primary uncertainty which the Company faces is its ability to locate knowledgeable franchisees who also have the financial resources to successfully operate the stores. In addition, the Company needs to be able to identify appropriate locations for our newly franchised stores. We believe that we have taken the steps necessary to minimize these risks.

Income Taxes: We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred income taxes are recorded in accordance with SFAS No. 109, “Accounting for Income Taxes,” or SFAS 109. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

Stock-Based Compensation Plans: We anticipate adopting SFAS No. 123(R) beginning in the quarter ending March 31, 2006. Accordingly, the provisions of SFAS No. 123(R) will apply to new awards and to awards modified, repurchased, or cancelled after the required effective date

Recent Accounting Pronouncements:

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29,” which is effective for us starting July 1, 2005. In the past, the Company was required to measure the value of assets exchanged in non-monetary transactions by using the net book value of the asset relinquished. Under SFAS No. 153, the Company will measure assets exchanged at fair value, as long as the transaction has commercial substance and the fair value of the assets exchanged is determinable within reasonable limits. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS No. 153 is not anticipated to have a material effect on our  financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20 “Accounting Changes,” and FASB Statement No. 3 “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. We do not believe that adoption of SFAS 154 will have a material impact on our financial statements.

Famous Uncle Al’s Hot Dogs & Grille, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2005

1. Franchise Agreements

Under the terms of the franchise agreement, which is for a term of 10 years and contains a renewal option, the franchisees are obligated for the payment of the following fees:

  .       Franchise Fees - In accordance with the terms of the franchise agreement, the Company receives an initial franchise fee of $17,500 to $60,000.

  .       Weekly Continuation Fees (Royalties) - The Company is entitled to receive a weekly continuation Fees of 6% of gross sales from the franchisees' operations of the restaurants.

  .       Advertising Fund - The franchise agreements require the franchisees to contribute to an advertising fund based upon 1%of gross sales. The funds are to be maintained in a separate   bank account, and its use is restricted solely for advertising, marketing and public relations programs and materials to develop the goodwill and public image.

Through the terms of the "Franchise Agreement" the Company authorizes individuals and/or companies to form or establish and operate concept restaurants at approved locations. Under the agreement, Famous Al’s obligated to provide certain services both for the opening of, and the ongoing support of, each restaurant. Those services generally include:

  .       review and approval of restaurant location

  .       review and approval of plans and layout design

  .       identification of sources of supply of food purveyors and other suppliers

  .       provide an operations manual with respect to  guidelines and restaurant management techniques

  .       provide initial and ongoing training in acceptable methods of operations, food preparation techniques, management controls, accounting functions, legal framework of restaurant operations, human resources, promotional programs and public relations

  .       provide ongoing support with respect to maintaining quality products and insuring such products are offered at competitive prices

  .       perform ongoing consistency and quality inspections of restaurants in order to maintain uniform acceptable standards

2. Purchase of Assets:

On October 6, 2005 we purchased the development and franchising rights of Famous Als’ for an aggregate of $555,216. The amount has been reflected as intangible assets and is subject to our valuation policy. Consideration paid is summarized as follows:

2 Promissory notes payable to related parties	$300,000
Assumption of existing debt	55,000
Assumption of territory repurchase obligations	39,791
Common stock to be issued	10,550
Common stock issued	149,825
Total consideration	$555,166

The purchase price was allocated as follows:
Rights and goodwill with indefinite lives	515,375
Territory rights held for resale	39,791
Total assets acquired	$555,166

3. Income Taxes:

The Company has adopted SFAS 109 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. A summary of the deferred tax asset presented on the accompanying balance sheet is as follows:

2005
The provision (benefit) for income taxes consists of the following:
Currently payable:
Federal	$0
State	0
Total currently payable	0
Deferred:
Federal	32,893
State	7,844
Total deferred	40,737
Less increase in allowance	(40,737)
Net deferred	0
Total income tax provision (benefit)	$0

2005
Individual components of deferred taxes are as follows:
Deferred tax asset arising from net operating loss carry forwards	$40,737
Less deferred tax allowance	(40,737)
Net Deferred Income Taxes	$0

Utilization of federal and state NOL and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

4. Summary of Long Term Debt:

	2005
	Related	Other	Rate
5 notes payable to individuals-repayment schedule (estimated at 24 months) tied to the receipt of initial franchise fees		$55,000	35.00%

2 notes payable to shareholders	300,000		8.00%

Note payable to shareholder	100,000		10.00%

Amounts due under territory repurchase agreements		36,090	0.00%

Total	400,000	91,090
Less current portion	0	(50,000)
Net long term debt	$400,000	$41,090

6. Stockholders' Equity

Description of Securities

Common Stock: Our certificate of incorporation authorizes the issuance of 70,000,000 shares of $ 0.001 par value common stock. In general, the holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

23        Changes and Disagreements with Accountants on Accounting and Financial Disclosure

We have not changed accountants or experienced any disagreements with our accountants since inception.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

24         Indemnification of Directors and Officers

Our articles of incorporation do not provide that we will indemnify an officer, director, or former officer or director, but they do provide that, to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

25         Other Expenses of issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission Registration Fee	$ 110.02

Legal Fees and Expenses (1)	$ 20,000

Accounting Fees and Expenses (1)	$ 4,500

Miscellaneous (1)	$ 500

Total (1)	$ 25,110

(1) Estimated

26         Recent Sales of Unregistered Securities

Famous Uncle Al’s Hot Dogs & Grille, Inc. was incorporated as National Franchise Directors, Inc., on March 4, 2005.  The following Founders shares were issued for services at par value, by the Company’s transfer agent on November 10, 2005:

Name	Shares

Paul Esposito	2,000,000
Richard Michael	2,075,000
Dean Valentino	1,200,000	(for services as President)
John Heskett	1,200,000	(for previous services as legal counsel)
Marcia Martin	250,000
Lisa Costantino	100,000
Rachel Martin	100,000
McCloud Family Group, Ltd.	100,000
David Michael	25,000
John Martin	25,000
Lloyd Newman	25,000
Alan Knopf	100,000
EMF Enterprises, LLC	250,000
Robert Filancia	225,000
Scott Bostic	250,000
Ronald Viehweger	100,000
Jessica Totillo	125,000
Christina Filancia	10,000
Charles Fremolaro	10,000
Joshua & Laura Katz	20,000
Laura Katz	2,000
Carolyn Filancia	2,000
Valeria Filancia	2,000
Joanne Filancia	2,000
Rosemary Filancia	2,000
Kristina Nilsson	200,000
JDS Development	200,000

The issuance of the founders shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of those founders shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, the size of the offering, the manner of the offering, and the number of shares offered. The investors had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

On October 6, 2005, pursuant to a Settlement Agreement between Famous Food Group, Inc., a Delaware Corporation (“FFG”), Famous Uncle Al’s Hot Dogs, Inc., a Delaware corporation (“FUA”), and National Franchise Directors, Inc., a Delaware Corporation (“NFD”), the predecessor to Famous Uncle Al’s Hot Dog’s and Grille, Inc., a Delaware Corporation (“FUAG”) the following unregistered shares were authorized to be issued as settlement for prior claims to creditors, consultants or lenders, based on services or amounts contributed to either FFG, FUA, or NFD, which shares were converted under that settlement into shares of FUAG:

Name	Shares

Rocco Arbitell	9,000
Robert & Nan Beck	10,000
Peter Borrelli	5,000
Richard J. Bragiel	12,500
James Bragiel	5,000
Derrick Burrus	2,000
Kendrick Burt	1,000
Giovanni Campagna	2,500
Vincent R. Caschett	125
Vincent M. Caschetta	125
Jason Caschetta	250
Gary Celovsky	70,000
Michael Dominique	5,000
Dowdell Trust	5,000
Phil Draper	10,000
Robert Frazier	2,500
Joseph G. Faberini	2,500
Gene Fulcher	3,750
Gaetano R and Barbara C Grasso Family Trust	10,000
James & Patrice Horgan	17,500
Patrice Horgan	5,000
William C. Jennings	3,000
Hugh Koellhoffer	100,000
Garth Koellhoffer	40,000
David Kuchinsky	50,000
Richard Lewis	10,000
James Marsh	2,000
Pierce A. McNaly	1,000
Craig Melton	3,000
Gary A. Miller	5,000
Ed Moon	3,000
Gary & Teresa Morin	3,000
Dan Patterson	1,250
Donna E. Smith	2,000
Michael Sundholm	1,250
Ken Tesconi	2,500
Edward P. Vozella, Sr.	1,000
Michael & Theresa Shuck	5,000
Bernard Slutsky	515,000
SportsLinks	10,000
Deborah Antonucci	10,000
Steve Gibson	14,000
Mary Jo Knox	5,000
Susan Ann Knox	5,000
John Mouganis	100,000
Ed Moon	2,500
Charles Newman	10,000
Michelle O’Neill	5,000
William & Sue Evans	25,000
Marianne Goletz	10,000
Anthony Criscione	5,000
Christopher Passodelis	10,000
Terry Painter	5,000
Alan Stein	110,000
Christopher Schwartz	50,000
Don Shutts	125,000
Robert Germony	25,000
Erik Jensen	25,000
RVP, LLC	20,000
Ronald McDonald	25,000
James A. Wilson	5,000

Alan Stein and Bernard Slutsky received the above shares by issuance dated November 10, 2006; all other persons name above received their shares by issuance dated November 14, 2006. The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of the shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The above shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

In private placements occurring between October, 2005 and December 31, 2005, the following shares were sold to accredited investors who executed Subscription Agreements:

Daniel Dibuono	10,000
Michael Dimyon	20,000
Joseph Saffi	20,000
Kristina Nilson	20,000

Dibuono, Dimyon and Saffi received their shares by issuance dated January 18, 2006.  Kristina Nilsson’s shares were issued on March 28, 2006. The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of thw shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The investors had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

In January of 2006, the following shares were issued to pre-existing shareholders for services rendered or additional subscription of shares by accredited investors:

Phil Draper	10,000
Richard Lewis	10,000
High Koellhofer	50,000

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of the shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The investors had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

Also in January, 2006, new shareholders received shares as settlement for prior claims for consulting services, based on prior services contributed to either FFG, FUA, or NFD, as follows:

Mona Lisa Valentino	150,000

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of the shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The investor had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

On March 10, 2006, the Company authorized issuance of the following unregistered shares, for services rendered in the past to Company or Company’s predecessor:

Kendrick Burt	1,000
Bernard Slutsky	15,000
Derrik Burrus	1,000
Vincent R. Caschetta	750
Vincent M. Caschetta	125
Gary Celovsky	30,000
Robert Frazier	2,500
Craig Melton	3,500
John Mouganis	7,500
Randi Arbitell	1,000
Sal Delregnio	1,500
Barbara Johnston	125
RVP, LLC	1,500
Trimon, LLC	40,000

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of those founders shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The above shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

On March 16, 2006, the following shares were authorized to be issued in private sales to accredited investors who invested monies with Company and executed Subscription Agreements:

Steve Cohen	5,000
Leigh Overland	10,000

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The investors had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

Also on March 16, 2006, Company authorized issuance of the following shares, as payment for services rendered or monies loaned to Company after December 31, 2005:

Barbara Johnston	125
William and Susan Evans	25,000

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered.  The above shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

Also on March 16, 2006, Company authorized issuance of the following shares to three accredited investors, as part of a regional territory buy-back arrangement:

Rocco Arbitell	33,334
Vincent R. Caschetta	33,333
Peter Borelli	33,334

The issuance of the above shares was in reliance on an exemption from Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of person involved, the size of the offering, the manner of the offering, and the number of shares offered. The investors had the necessary investment intent as required by Section 4(2) since they agreed to and accepted certificates bearing a legend stating that such securities are restricted pursuant to rule 144 of the 1933 Securities Act.

27         Exhibits

3.1	Certificate of Incorporation of National Franchise Directors, Inc.

3.1.1	Amendment to Certificate of Incorporation

3.2	Bylaws

5.1	Opinion of Heskett & Heskett

10.1	Form of Franchise Agreement

10.2	Form of Regional Territory Agreement

23.1	Consent of Independent Certified Public Accounting Firm

28         Undertakings

A.     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)     Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury CT, on the 31st day of March, 2006.

FAMOUS UNCLE AL’S HOT DOGS & GRILLE, INC.

By:     /s/   Dean Valentino

         Dean Valentino, President,

         Director, Secretary and Treasurer

By:     /s/   Paul Esposito

         Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Famous Uncle Al’s Hot Dogs & Grille, Inc. hereby constitute and appoint Dean Valentino, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Dean Valentino	President	Dated: March 31, 2006
Dean Valentino	Director, Secretary and Treasurer

By:     /s/   Paul Esposito

	Chief Executive Officer	Dated: March 31, 2006
Paul Esposito

INDEX TO EXHIBITS

3.1	Certificate of Incorporation of National Franchise Directors, Inc.

3.1.1	Amendment to Certificate of Incorporation

3.2	Bylaws

5.1	Opinion of Heskett & Heskett

10.1	Form of Franchise Agreement

10.2	Form of Regional Territory Agreement

23.1	Consent of Independent Certified Public Accounting Firm